Exhibit 99.1

NEWS

VERITAS Software
350 Ellis Street
Mountain View, CA 94043
650.527.8000

For Immediate Release

VERITAS® Software Reports First Quarter Results;
Revenue $370 Million for the Quarter

Pro forma Earnings Per Share at $0.16

MOUNTAIN VIEW, Calif. — April 16, 2002 — VERITAS Software Corporation (Nasdaq: VRTS), today announced financial results for its first quarter ended March 31, 2002. The Company achieved first quarter revenue of $370 million, compared with revenue of $387 million for the first quarter of 2001. Pro forma net income for the first quarter, excluding purchase accounting charges, was $66 million, compared with $87 million for the same period last year. Diluted pro forma net income per share for the first quarter was $0.16, compared with $0.21 for the same period last year.

On an as-reported basis, including the non-cash charges for purchase accounting adjustments, the Company reported net income of $44 million, or $0.11 per share, compared with a net loss of $156 million, or $0.40 per share for the same period last year. As a consequence of adopting the Statement of Financial Accounting Standards 142 as of January 1, 2002, the non-cash charges related to amortization of goodwill and other intangibles decreased $203 million in the quarter ended March 31, 2002 as compared to the quarter ended March 31, 2001.

“VERITAS Software once again delivered strong results and continues to navigate the difficult economic environment better than most large technology companies,” said Gary Bloom, chairman, president and CEO, VERITAS Software. “Our strength and market share in the storage, disaster recovery and high availability markets provides us significant market insulation. However, the continued IT market instability suggests conservative forward-looking revenue guidance is prudent. We will continue focusing on optimizing financial results and further improving our market share, allowing us to gain additional strength during this prolonged economic downturn.”

“Our financial results provide excellent support for our continued efforts to innovate, sell and deliver the future of storage,” said Ken Lonchar, executive vice president and chief financial officer, VERITAS Software. “In the first quarter, our balance sheet gained further strength with positive cash generation of $219 million, representing approximately $0.54 per share, increasing our cash and short-term investment balance to $1.9 billion.”

The pro forma statements of operations are intended to present the Company’s operating results excluding purchase accounting adjustments and other non-recurring items. The purchase accounting adjustments include amortization of developed technology, amortization of goodwill and other intangibles, and related adjustments for income tax provisions. These pro forma statements of operations are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

The Company will hold a conference call today at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time, to review the results and business outlook. The conference call will be available to all investors. The telephone dial-in number for listen-only access to the live call is 913-981-5581. A live web cast will also be available at www.veritas.com. In addition, a telephonic replay will be available through April 23, 2002 by dialing 719-457-0820, replay code: 609095.

About VERITAS Software
VERITAS Software Corporation (Nasdaq: VRTS) is the leading provider of storage management software for data protection, disaster recovery, storage virtualization, storage area networks and application availability. More than 86 percent of Fortune 500 companies rely on VERITAS Software’s solutions for interoperability across diverse applications, servers, hardware and storage appliances. With 5,700 employees in 33 countries and revenues of $1.5 billion in 2001, VERITAS Software ranks among the top 10 software companies in the world. The Company’s corporate headquarters is located at 350 Ellis Street, Mountain View, CA 94043. (650) 527-8000, fax: (650) 527-8050, e-mail: ir@veritas.com, Web site: www.veritas.com.

This press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. For example, the quotations from Company officers include forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties, including: the risk that a continuing or worsening decline in economic conditions generally and in IT spending specifically might reduce customer demand for our products; the risk that our newer products and services will not gain or maintain market acceptance domestically or internationally; the risk that we may lose market share to existing or new competitors, or that competitive pressures may increase our costs; the risk that we may not be able to manage our expenses adequately in response to changing market conditions; the risk that we may not be able to manage growth; and the risk that anticipated customer investments in disaster recovery products will not occur or will not result in increased demand for our products. These and other factors could cause the actual results we achieve to differ materially from what is projected in the forward-looking statements. For more information regarding potential risks, see the “Factors That May Affect Future Results” section of our most recent report on Form 10-K on file with the SEC. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

# # #

For Further Information Contact:
Investor Relations, VERITAS Software
(650) 527-2508, IR@veritas.com

Julia Glenister, Senior Director, Corporate Communications, VERITAS Software
(650) 527-3826, Julia.glenister@veritas.com

Jean Kondo, Senior Manager Corporate Public Relations, VERITAS Software
(650) 527-4842, jean.kondo@veritas.com

Copyright © 2002 VERITAS Software Corporation. All Rights Reserved. VERITAS, VERITAS SOFTWARE, the VERITAS logo, and all other VERITAS product names and slogans are trademarks or registered trademarks of VERITAS Software Corporation in the USA and/or other countries. Other product names and/or slogans mentioned herein may be trademarks or registered trademarks of their respective companies.

-Financial Statements Attached-

VERITAS Software Q1’02 Earnings Release

VERITAS SOFTWARE CORPORATION
PRO FORMA STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,

	2002	2001

Net revenue:
User license fees	$259,711	$309,017
Services	110,738	78,424

Total net revenue	370,449	387,441
Cost of revenue:
User license fees	9,194	10,668
Services	41,155	31,670

Total cost of revenue	50,349	42,338

Gross profit	320,100	345,103
Operating expenses:
Selling and marketing	126,963	142,805
Research and development	65,184	56,225
General and administrative	33,113	25,904

Total operating expenses	225,260	224,934

Income from operations	94,840	120,169
Interest and other income, net	13,153	18,628
Interest expense	(7,921)	(6,969)

Income before income taxes	100,072	131,828
Provision for income taxes	34,024	44,822

Pro forma net income	$66,048	$87,006

Pro forma net income per share – basic	$0.16	$0.22

Pro forma net income per share – diluted	$0.16	$0.21

Shares used in per share calculation – basic	406,086	394,829

Shares used in per share calculation – diluted	421,709	420,154

The pro forma statements of operations are intended to present the Company’s operating results excluding purchase accounting adjustments. For the periods presented above, purchase accounting adjustments include amortization of developed technology, amortization of goodwill and other intangibles and related adjustments for income tax provisions.

VERITAS Software Q1’02 Earnings Release

VERITAS SOFTWARE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,

	2002	2001

Net revenue:
User license fees	$259,711	$309,017
Services	110,738	78,424

Total net revenue	370,449	387,441
Cost of revenue:
User license fees	9,194	10,668
Services	41,155	31,670
Amortization of developed technology	16,903	15,791

Total cost of revenue	67,252	58,129

Gross profit	303,197	329,312
Operating expenses:
Selling and marketing	126,963	142,805
Research and development	65,184	56,225
General and administrative	33,113	25,904
Amortization of goodwill and other intangibles	18,016	221,226

Total operating expenses	243,276	446,160

Income (loss) from operations	59,921	(116,848)
Interest and other income, net	13,153	18,628
Interest expense	(7,921)	(6,969)

Income (loss) before income taxes	65,153	(105,189)
Provision for income taxes	20,687	50,909

Net income (loss)	$44,466	$(156,098)

Net income (loss) per share – basic	$0.11	$(0.40)

Net income (loss) per share – diluted	$0.11	$(0.40)

Shares used in per share calculation – basic	406,086	394,829

Shares used in per share calculation – diluted	421,709	394,829

VERITAS Software Q1’02 Earnings Release

VERITAS SOFTWARE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2002	2001

	(Unaudited)
ASSETS
Current assets:
Cash and short-term investments	$1,914,357	$1,694,860
Accounts receivable, net	124,974	176,635
Deferred income taxes	124,374	124,527
Other current assets	59,360	66,466

Total current assets	2,223,065	2,062,488
Property and equipment	216,791	225,763
Goodwill and other intangibles	1,377,077	1,412,536
Other non-current assets	55,458	52,451
Deferred income taxes	58,530	45,375

Total assets	$3,930,921	$3,798,613

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,226	$32,244
Accrued compensation and benefits	62,005	89,637
Accrued acquisition and restructuring costs	12,058	12,093
Other accrued liabilities	75,846	80,833
Income taxes payable	80,881	63,735
Deferred revenue	273,955	239,110

Total current liabilities	537,971	517,652
Non-current liabilities:
Convertible subordinated notes	447,878	444,408
Deferred and other income taxes	113,100	113,100

Total non-current liabilities	560,978	557,508
Stockholders’ equity	2,831,972	2,723,453

Total liabilities and stockholders’ equity	$3,930,921	$3,798,613